Exhibit 99.3

Execution Version

The Cypress Group LLC

65 East 55th Street

New York, NY 10022

February 11, 2009

Board of Directors

Danka Business Systems

Masters House

107 Hammersmith Road

London W14 0QH

Dear Sirs:

Reference is made to that certain second amended and restated letter agreement (the “Second Amended and Restated Letter Agreement”), dated June 18, 2008, by and among Cypress Merchant Banking Partners II L.P., a Delaware limited partnership, Cypress Merchant Banking II C.V., a limited partnership organized and existing under the laws of the Netherlands, and 55th Street Partners II L.P., a Delaware limited partnership (collectively, the “Cypress Shareholders”) and Danka Business Systems PLC, a public limited company organized under the laws of England and Wales (“Parent”). This third amended and restated letter agreement hereby amends and restates the Second Amended and Restated Letter Agreement in its entirety.

Reference is also made to the Stock Purchase Agreement dated as April 8, 2008 (as it may be amended, supplemented, modified or waived from time to time, the “Stock Purchase Agreement”) by and among Konica Minolta Business Solutions U.S.A., Inc., a New York corporation (“Purchaser”), Parent, and Danka Holding Company, a Delaware corporation (“Seller”).

In connection with the extraordinary general meeting (the “EGM”) of Parent’s shareholders on February 19, 2009, which has been convened by Parent to consider and vote on a members voluntary liquidation (the “MVL”) and related proposals necessary to effect the MVL, the Cypress Shareholders hereby agree as follows:

1. Agreement to Vote. Each Cypress Shareholder shall:

(A) attend (either in person or by proxy) the EGM (such meeting, including any adjournment or postponement thereof, the “Shareholder Meeting”); and

(B) vote, or cause to be voted, all of the 6.50% senior convertible participating shares of Parent (the “Participating Shares”) “beneficially owned” (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by such Cypress Shareholder as at the date of this letter agreement and any further Participating Shares acquired by such Cypress Shareholder after the date of this letter agreement (collectively, the “Relevant Shares”) in favor of adoption of the MVL, in favor of the related proposals necessary to effect the MVL set forth in the Notice of Extraordinary General Meeting sent to the Company’s shareholders on or about January 20, 2009, and in favor of any other matter intended to facilitate the effectuation of the MVL.

2. Allocation of Proceeds of the Members Voluntary Liquidation. Each Cypress Shareholder hereby agrees that, in the event that the MVL is duly approved at the Shareholder Meeting, after payment or provision for payment of the debts and other liabilities of Parent, and before any distribution to holders of Participating Shares, the holders of Parent’s ordinary shares (the “Ordinary Shares”) shall be entitled to be paid out of the assets of Parent available for distribution to its shareholders pursuant to the Members Voluntary Liquidation an amount in cash equal to $0.03 per issued Ordinary Share (which represents $0.12 per American Depositary Share of Parent) prior to any distribution to holders of Participating Shares.

3. Documentation. Each Cypress Shareholder hereby consents to (X) the issue of a press announcement in relation to the transactions contemplated by the MVL as may be required to comply with the requirements of the UK’s Financial Services Authority (the “FSA”) or any other relevant governmental or regulatory authority incorporating references (if any) to the undertakings set forth in this letter agreement, and (Y) particulars of the undertakings set forth in this letter agreement being contained in the Circular and any other related or ancillary document as required by the FSA or any other relevant governmental or regulatory authority.

4. Restrictions on Transfer. Except as provided for herein, each Cypress Shareholder agrees, from the date hereof until the Expiration Time, not to (i) directly or indirectly Transfer or offer to Transfer any Relevant Shares; (ii) tender any Relevant Shares into any tender or exchange offer or otherwise; or (iii) otherwise restrict the ability of such Cypress Shareholder freely to exercise all voting rights with respect thereto. Any action attempted to be taken in violation of the preceding sentence will be null and void. Notwithstanding the foregoing, each Cypress Shareholder may make transfers of Relevant Shares for estate planning or similar purposes so long as such Cypress Shareholder retains control over the voting and disposition of such Relevant Shares and agrees in writing to continue to vote such Relevant Shares in accordance with this letter agreement. Each Cypress Shareholder further agrees to authorize and hereby authorizes Parent to notify Parent’s transfer agent that there is a stop transfer order with respect to all of the Relevant Shares and that this letter agreement places limits on the voting of the Relevant Shares. For purposes of this letter agreement, “Transfer” means, with respect to a security, the sale, grant, assignment, transfer, pledge, encumbrance, hypothecation or other disposition of such security or the “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) thereof (including by operation of Law (as defined in the Stock Purchase Agreement)), or the entry into any Contract (as defined in the Stock Purchase Agreement) to effect any of the foregoing, including, for purposes of this letter agreement, the transfer or sharing of any voting power of such security or other rights in or of such security, the granting of any proxy with respect to such security, depositing such security into a voting trust or entering into a voting agreement with respect to such security.

5. Termination. This letter agreement shall terminate upon the earlier to occur of (i) the failure of Parent’s shareholders to approve the MVL at the Shareholder Meeting by the requisite majority, (ii) February 28, 2009 or (iii) the written agreement of the parties hereto to terminate this letter agreement (such earliest occurrence being the “Expiration Time”); provided that no such termination shall relieve any party of liability for a willful breach hereof prior to termination.

Notwithstanding anything herein to the contrary, this letter agreement is entered into by each of the undersigned solely in its capacity as a shareholder of Parent, and nothing in this letter agreement shall restrict in any way the exercise by any of the undersigned’s affiliates of their fiduciary and legal obligations in their capacity as directors of Parent or any other entity.

This letter agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, including without limitation the Second Amended and Restated Letter Agreement, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

This letter agreement will be governed by the laws of the State of New York. This letter agreement may be executed manually or by facsimile in one or more counterparts, each of which when taken together, will be deemed to constitute one and the same agreement. The foregoing paragraphs of this letter agreement are legally binding and enforceable obligations of Parent and each of the Cypress Shareholders.

*****

If you are in agreement with the foregoing, please sign and return this letter agreement to the undersigned, which thereupon will constitute our agreement with respect to its subject matter.

Sincerely,

CYPRESS MERCHANT BANKING PARTNERS II L.P.

By:	/s/ Chris Harned
Name:	Chris Harned
Title:	Member, Cypress Associates II, LLC,
its General Partner

CYPRESS MERCHANT BANKING II C.V.

By:	/s/ Chris Harned
Name:	Chris Harned
Title:	Member, Cypress Associates II, LLC,
its General Partner

55TH STREET PARTNERS II L.P.

By:	/s/ Chris Harned
Name:	Chris Harned
Title:	Member, Cypress Associates II, LLC,
its General Partner

Accepted and agreed as of the date first written above:

DANKA BUSINESS SYSTEMS PLC

By:	/s/ A.D. Frazier
Name:	A.D. Frazier
Title:	Chairman